Exhibit 99.1

Contact:

Rebecca Chambers

Director, Investor Relations and Corporate Communications

(801) 584-1143

rchambers@myriad.com

NOT FOR IMMEDIATE RELEASE

MYRIAD GENETICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

Record Revenue of $496.0 Million and Diluted Earnings per Share of $1.30

Salt Lake City, August 14, 2012 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced results for its fourth quarter and fiscal year ending June 30, 2012. Revenue for the fourth fiscal quarter increased 24 percent over the same period in the prior year to $133.0 million and resulted in fiscal year 2012 revenue of $496.0 million, an increase of 23 percent over fiscal 2011. Fourth fiscal quarter diluted earnings per share were $0.34, an increase of 14 percent over the same period of the prior year. Fiscal 2012 diluted earnings per share equaled $1.30, an increase of 18 percent year-over-year.

“Myriad achieved record revenue and operating profits last year,” said Peter D. Meldrum, President and Chief Executive Officer of Myriad Genetics, Inc. “We are committed to building on this strong performance in fiscal 2013 as we continue to execute on our strategic directives: to grow existing tests and markets, to expand internationally and to launch new tests, including companion diagnostics, across a diverse set of major disease indications.”

Fourth Fiscal Quarter 2012 Results

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Molecular diagnostic testing revenue in the fourth fiscal quarter equaled $127.5 million, an increase of 21 percent compared to the prior year period. Revenue from the Oncology segment equaled $87.0 million, an increase of 16 percent over the fourth fiscal quarter of 2011. Women’s Health revenue totaled $40.5 million, an increase of 32 percent over the same period in the prior year.

•	Revenue from the BRACAnalysis® test, which represented 81.7 percent of total revenue in the fourth quarter, was $108.7 million, a 17 percent increase over the same period of the prior year.

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Revenue from the COLARIS® and COLARIS AP® tests, which represented 8.7 percent of total revenue during the quarter, was $11.5 million, an increase of 51 percent compared to the same fiscal quarter of the prior year.

•	Myriad’s other molecular diagnostic tests contributed $7.3 million to fourth quarter revenue, or 5.5 percent of total revenue, an increase of 47 percent over the same period in the prior year.

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Companion diagnostic service revenue in the fourth fiscal quarter equaled $5.5 million and represented 4.1 percent of total company revenue. Revenue in the fourth fiscal quarter of 2011 equaled $2.0 million as the Company acquired this business in May 2011.

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Operating income was $47.3 million, an increase of 13 percent from the prior year period. This level of operating income included the impact of increased investment in research & development to support existing molecular diagnostic tests and future products, as well as investments for international expansion and Myriad RBM.

•	Net income for the fourth fiscal quarter was $29.1 million, an increase of 12 percent over the $26.0 million reported in same period of the prior year.

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During the quarter the Company repurchased 2.6 million shares or $61.0 million of its common stock, resulting in an average price of $23.70, under its previously announced stock repurchase program. Fourth fiscal quarter diluted weighted average shares outstanding were 86.3 million as compared to 88.1 million in the same period of the prior year.

•	Days sales outstanding for Myriad’s accounts receivable improved to 41 days, compared with 43 days in the same period of the prior year and bad debt expense was 5.5 percent of total revenue.

Fiscal Year 2012 Results

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Fiscal 2012 molecular diagnostic testing revenue equaled $472.4 million, an increase of 18 percent compared to the prior year. Revenue from the Oncology segment equaled $327.6 million, an increase of 16 percent over fiscal 2011. Women’s Health revenue totaled $144.8 million, an increase of 24 percent over the prior year.

•	Revenue from the BRACAnalysis test was $405.5 million, an increase of 15 percent over the prior year.

•	Revenue from the COLARIS and COLARIS AP tests was $43.3 million, an increase of 48 percent compared to the prior year.

•	Myriad’s other molecular diagnostic tests contributed $23.6 million to fiscal 2012 revenue, an increase of 32 percent over the prior year.

•	Companion diagnostic service revenue in the fiscal 2012 equaled $23.6 million. Revenue in fiscal 2011 equaled $2.0 million as the Company acquired this business in May 2011.

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Operating income was $180.3 million, an increase of 14 percent from the prior year. Investment in research and development increased 54 percent versus the prior year and investments in the Company’s international expansion and Myriad RBM lead to a 23 percent increase in sales, general and administrative expense.

•	Net income for the fiscal year was $112.2 million, an increase of 11 percent over the $100.7 million reported in the prior year.

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During the fiscal year the Company repurchased 5.7 million shares or $128.5 million of its common stock, resulting in an average price of $22.59, under its previously announced stock repurchase program. Diluted weighted average shares outstanding were 86.5 million as compared to 91.7 million in the prior year.

•	The Company ended the fiscal year with $454.2 million in cash, cash equivalents and marketable investment securities. The Company has no debt or other restrictions on its cash.

Business Highlights of Fiscal Year 2012

•	Entered into a loan and acquisition option agreement with Crescendo Bioscience, under which Myriad made a $25 million strategic debt investment in Crescendo to secure an exclusive, three-year option to acquire the company. The potential acquisition of Crescendo Bioscience, if completed, would expand the Company’s portfolio of molecular diagnostic products to include products for autoimmune disorders, such as rheumatoid arthritis.

•	Established subsidiaries and sales offices in Germany, France, Spain, Italy and Switzerland, as well as laboratory operations in Germany.

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Published a study in the British Journal of Cancer which highlighted the ability of the Company’s Prolaris® test to significantly predict prostate cancer aggressiveness and consequent death from the disease.

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Presented a study at the 27th Annual EAU Congress, and the 2012 Genitourinary Cancers Symposium, which concluded that the Company’s Prolaris test demonstrated significant and unique prognostic ability in men who had undergone radical prostatectomy and accurately predicted their elevated risk for prostate cancer recurrence.

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Presented a study at the 2012 ASCO Annual Meeting that demonstrated that the Company’s lung cancer prognostic test significantly predicted cancer-specific death in early stage adenocarcinoma lung cancer patients.

•	Acquired an exclusive license to intellectual property covering the analysis of the RAD51C gene for risk of hereditary breast and ovarian cancer.

•	Entered into companion diagnostic agreements with Cephalon Inc., a subsidiary of Teva Pharmaceutical Industries Ltd., and Pharma Mar to conduct companion diagnostic testing for their clinical trials.

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Presented a study at the San Antonio Breast Cancer Symposium which demonstrated that the BRACAnalysis test is a cost-effective intervention for a much larger group of unaffected women than current guidelines would suggest.

Fiscal Year 2013 Outlook

The Company expects fiscal year 2013 total revenue of $550 million to $565 million and diluted earnings per share of $1.44 to $1.48. These projections are forward looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further detail on its business outlook during the conference call it is holding today to discuss its fiscal results for the fourth fiscal quarter and fiscal year 2012 financial results.

Conference Call and Webcast

A conference call will be held on Tuesday, August 14, 2012, at 4:30 p.m. Eastern Time to discuss Myriad’s financial results for the fourth fiscal quarter of 2012 and fiscal 2012. The dial-in number for domestic callers is (800) 403-7802. International callers may dial (303) 223-2680. All callers will be asked to reference reservation number 21600202. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call will also be available through a live Webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics is a leading molecular diagnostic company dedicated to making a difference in patients’ lives through the discovery and commercialization of transformative tests to assess a person’s risk of developing disease, guide treatment decisions and assess risk of disease progression and recurrence. Myriad’s portfolio of molecular diagnostic tests are based on an understanding of the role genes play in human disease and were developed with a commitment to improving an individual’s decision making process for monitoring and treating disease. Myriad is focused on strategic directives to introduce new products, including companion diagnostics, as well as expanding internationally. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com

Myriad, the Myriad logo, BRACAnalysis, Colaris, Colaris AP, Melaris, TheraGuide, Prezeon, OnDose, Panexia and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s commitment to build upon its 2012’s performance in 2013; the Company’s commitment to execute and achieve its strategic directives; the Company’s fiscal year 2013 financial guidance under the caption “Fiscal Year 2013 Outlook;” and the Company’s strategic directives under the caption “About Myriad Genetics”. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and companion diagnostic services may decline or will not continue to increase at historical rates; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and companion diagnostic services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and companion diagnostic services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and companion diagnostic services and any future products are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with manufacturing our products or operating our laboratory testing facilities; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; the development of competing tests and services; the risk that we or our licensors may be unable to protect the proprietary technologies underlying our tests; the risk of patent-infringement and invalidity claims or challenges of our patents; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	Jun. 30, 2012	Jun. 30, 2011	Jun. 30, 2012	Jun. 30, 2011
Molecular diagnostic testing	$127,499	$105,374	$472,390	$400,046
Companion diagnostic services	5,466	2,038	23,615	2,038

Total revenue	132,965	107,412	496,005	402,084
Costs and expenses:
Cost of molecular diagnostic testing	13,872	11,447	51,452	45,637
Cost of companion diagnostic services	3,081	1,077	13,207	1,077
Research and development expense	12,144	9,230	42,645	27,751
Selling, general, and administrative expense	56,583	43,881	208,383	169,841

Total costs and expenses	85,680	65,635	315,687	244,306

Operating income	47,285	41,777	180,318	157,778
Other income (expense):
Interest income	1,395	410	4,629	2,226
Other	(209)	(80)	(407)	(353)

Total other income	1,186	330	4,222	1,873
Income before income taxes	48,471	42,107	184,540	159,651
Income tax provision (benefit)	19,330	16,066	72,389	58,941

Net income	$29,141	$26,041	$112,151	$100,710

Earnings per share:
Basic	$0.35	$0.30	$1.33	$1.12
Diluted	$0.34	$0.30	$1.30	$1.10
Weighted average shares outstanding
Basic	84,285	86,144	84,608	89,794
Diluted	86,323	88,062	86,465	91,704

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)	Jun. 30, 2012	Jun. 30, 2011
Cash, cash equivalents, and marketable investment securities	$454,224	$417,314
Trade receivables, net	60,441	50,272
Other receivables	2,660	575
Inventory, net	11,574	8,218
Prepaid expenses	1,713	2,949
Equipment and leasehold improvements, net	24,231	23,080
Note receivable	19,000	—
Other assets	8,000	—
Intangibles, net	15,722	16,715
Goodwill	56,850	56,051
Deferred tax assets	36,220	35,653

Total assets	$690,635	$610,827
Accounts payable and accrued liabilities	$42,913	$33,040
Deferred revenue	2,054	1,347
Uncertain tax benefits	10,008	9,648
Stockholders’ equity	635,660	566,792

Total liabilities and stockholders’ equity	$690,635	$610,827